                                                                      EXHIBIT 22

                           LIST OF SUBSIDIARIES OF

                       GETTY PETROLEUM MARKETING INC.




NAME                                                    STATE OF INCORPORATION
----                                                    ----------------------

Getty Terminals Corp.                                        New York
PT Petro Corp.                                               New York
Kingston Oil Supply Corp.                                    New York
Gasway, Inc.                                                 New York